                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              IAT Multimedia, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                        13-3920210
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


                          Geschaftshaus Wasserschloss
                                Aarestsrasse 17
                      CH-500 Vogelsang-Turgi, Switzerland
                    (Address of Principal Executive Offices)


If this Form relates to the registration      If this Form relates to the registration
of a class of debt securities and is          of a class of debt securities and is to
effective upon filing pursuant to General     become effective simultaneously with the
Instruction A(c)(1) please check the          effectiveness of a concurrent registration
following box.  [ ]                           statement under the Securities Act of 1933
                                              pursuant to General Instruction A(c)(2)
                                              please check the following box.   [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered
                None                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

                  10% Convertible Subordinated Notes due 2003
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered

          The description of the Notes set forth under "Description of Notes" contained in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-41835) filed with the Securities and Exchange Commission on December 23, 1997 pursuant to the provisions of the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.   Exhibits


1. Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-18529) and incorporated herein by reference).

2. By-Laws of the Registrant (filed as Exhibit 3.2 to the Registration Statement of Form S-1 (File No. 333-18529) and incorporated herein by reference).

3. Form of Indenture (filed as Exhibit 4.6 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-41835) and incorporated herein by reference.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               IAT MULTIMEDIA, INC.



                                               /s/ Viktor Vogt
                                               ------------------------------
                                               Viktor Vogt
                                               Co-Chairman of the Board, Chief
                                               Executive Officer and President

Date: December 29, 1997